Exhibit 99.1

News Release

PartnerRe Ltd. Reports First Quarter 2007 Results

•	First Quarter Net Income per share of $2.76; Operating Earnings per share of $2.71
•	Annualized Net Income ROE of 19.7%; Annualized Operating ROE of 19.3%
•	Book Value of $58.45 per share, up 4% for the quarter, and 27% year over year

PEMBROKE, Bermuda, April 23, 2007 -- PartnerRe Ltd. (NYSE:PRE) today reported net income of $169.3 million, or $2.76 per share on a fully diluted basis, for the first quarter of 2007. This net income includes net after-tax realized gains on investments of $2.7 million, or $0.05 per share. Net income for the first quarter of 2006, including net after-tax realized gains on investments of $50.9 million, or $0.89 per share, was $193.2 million, or $3.21 per share. Operating earnings for the first quarter of 2007 were $157.9 million, or $2.71 per share on a fully diluted basis. This compares to operating earnings of $133.7 million, or $2.32 per share, for the first quarter of 2006. Operating earnings exclude net after-tax realized investment gains and losses and are calculated after payment of preferred dividends. All references to per share amounts in the text of this press release are on a fully diluted basis.

Commenting on the first quarter 2007 results, PartnerRe President & Chief Executive Officer Patrick Thiele said, “PartnerRe continues to benefit from a solid, well-balanced book of business that generated a 19% annualized operating return on beginning shareholders’ equity, despite the impact of Winterstorm Kyrill, which resulted in losses to PartnerRe of approximately $44 million, net of reinstatement premiums. We continue to grow GAAP book value per share at a healthy pace, as is demonstrated by 4% growth in the first quarter and 27% growth year over year, to $58.45.”

Summary unaudited consolidated financial data for the period is set out below.

U.S.$ thousands (except per share amounts and ratios)	Three months ended March 31
	2007	2006
Net Premiums Written	$1,270,573	$1,344,604
Net Premiums Earned	$842,042	$832,821
Non-Life Combined Ratio	85.4%	87.8%
Net Income	$169,266	$193,243
Net Income per share (a)	$2.76	$3.21
Operating Earnings (a)	$157,949	$133,744
Operating Earnings per share (a)	$2.71	$2.32

PartnerRe Ltd.	Telephone +1 441 292 0888
Wellesley House, 5th Floor	Fax +1 441 292 6080
90 Pitts Bay Road	www.partnerre.com
Pembroke, Bermuda HM 08

(a)
Net income per share is defined as net income available to common shareholders divided by the weighted average number of fully diluted shares outstanding for the period. Net income available to common shareholders is defined as net income less preferred dividends. Operating earnings is defined as net income available to common shareholders excluding after-tax net realized gains/losses on investments. Operating earnings per share is defined as operating earnings divided by the weighted average number of fully diluted shares outstanding for the period.

Net premiums written for the first quarter 2007 were $1.3 billion, down 5.5% when compared with the first quarter of 2006. Total revenues for the quarter were $962.3 million, down 3% from the first quarter of 2006. Total revenues for the first quarter 2007 included $842.0 million of net premiums earned, which were relatively flat with the first quarter of 2006; net investment income of $119.0 million - an increase of 19% over the first quarter of 2006; and pre-tax net realized investment gains of $0.8 million - down from $55.1 million for the first quarter of 2006.

During the first quarter 2007, the Company repurchased 487,300 common shares at a total cost of approximately $33.8 million. The Company has 3.8 million common shares remaining under its current repurchase authorization.

Separately, the Company announced today that its Board of Directors declared a quarterly dividend of $0.43 per common share. The dividend will be payable on June 1, 2007, to common shareholders of record on May 22, 2007, with the stock trading ex-dividend commencing May 18, 2007.

Results by Segment

The Non-Life segment reported net premiums written of $1.1 billion for the quarter, down 6% as compared to the same period in 2006. The decrease in net premiums written was observed in all Non-Life sub-segments and generally reflects the effect of competitive market conditions and a shrinking reinsurance market, where clients are retaining more of their business. The combined ratio was 85.4% for the first quarter of 2007 compared to 87.8% for the same period in 2006. The Non-Life technical result was $153 million for the first quarter of 2007 compared to $134 million for the prior year period. During the first quarter 2007, the Non-Life segment results were impacted by Winterstorm Kyrill, which resulted in losses to the Company of $44 million, net of reinstatement premiums, including $13 million to the Global (Non-U.S.) P&C sub-segment, and $31 million to the Worldwide Specialty sub-segment. The 2006 first quarter had unusually low large loss activity.

The U.S. Property and Casualty business, which represented 20% of total net premiums written for the quarter, reported net premiums written of $260 million for the first quarter of 2007, down 12% from the prior year’s first quarter. The decline in net premiums written relates to the timing of recognition of premiums for different contract structures as well as prior year adjustments. Excluding these factors, net premiums written would have increased approximately 2% year over year. Net premiums earned were also affected by prior year adjustments and were down 2% to $195 million in the first quarter of 2007 when compared with the same period in 2006. The technical ratio for this sub-segment was 93.1% for the 2007 first quarter, compared to 97.6% in the first quarter of 2006.

The Global (Non-U.S.) Property and Casualty business, which represented 26% of total net premiums written for the quarter, reported net premiums written of $332 million for the first quarter of 2007, down 9% when compared to the same period in 2006. Net premiums earned during the quarter were $177 million, down from $183 million in the first quarter 2006. The technical ratio for this sub-segment was 92.7% for the first quarter of 2007 compared to 102.2% for the same period in 2006.

The Worldwide Specialty business, which represented 41% of total net premiums written for the quarter, reported net premiums written of $520 million for the first quarter of 2007, down 1% from the first quarter of 2006. Net premiums earned were up 3% to $334 million for the quarter, compared to the same period in 2006. This sub-segment’s technical ratio was 62.1% for the first quarter of 2007 compared to 58.8% for the first quarter of 2006.

The Life segment, which represented 12% of total net premiums written for the quarter, reported net premiums written of $148 million for the quarter, representing 6% growth over the first quarter of 2006. The allocated underwriting result was $7 million, compared to $3 million for the first quarter of 2006.

The ART (Alternative Risk Transfer) segment comprises structured risk transfer, principal finance, weather related products, and strategic investments. The pre-tax contribution to net income, including the Company’s interest in the earnings of Channel Re, was $6 million for the first quarter of 2007, compared to $8 million in the first quarter of 2006.

Balance Sheet Items

During the first quarter of 2007, total investments and cash increased 3% or $281 million to $11.0 billion, and increased 11% over a trailing 12 month period, due primarily to incremental cash flow. Gross Non-Life loss and loss expense reserves were $6.9 billion, representing an increase of 1% or $55 million during the quarter, and an increase of 2% from

March 31, 2006. During the first quarter, the Company’s estimate of Non-Life losses for prior accident years developed favorably by $122 million, which is reflected in the quarter’s operating results. The overall prior year reserve development in the Non-Life segment includes net favorable reserve development of $4 million in the U.S. P&C sub-segment, $40 million in the Global (Non-U.S.) P&C sub-segment, and $78 million in the Worldwide Specialty sub-segment. During the first quarter of 2006, the Company’s estimate of Non-Life losses for prior year reserves developed favorably by $68 million.

At March 31, 2007, total assets were $15.7 billion, total capital was $4.8 billion, and total shareholders’ equity was $3.9 billion. This compares to total assets of $14.9 billion, total capital of $4.7 billion and total shareholders’ equity of $3.8 billion at December 31, 2006. Book value per common share at March 31, 2007 was $58.45 on a fully diluted basis, up 4% from $56.07 per share at December 31, 2006, and 27% from $46.15 per share at March 31, 2006.

Commentary and Outlook

“Our results this quarter are consistent with the current state of the reinsurance market and with our underwriting approach,” Mr. Thiele said. “Today, we are experiencing a more competitive environment as cedants retain a greater proportion of their business. However, the resultant price declines are being offset by benign loss trends, leading to expected profitability on our current business that is above our long-term goals.

“Within that context, we are well-positioned to achieve or exceed our long-term targets for operating return on equity and growth in book value per share in 2007.”

_________________________________________

The Company uses operating earnings, diluted operating earnings per share and operating return on beginning common shareholders’ equity to measure performance, as these measures focus on the underlying fundamentals of our operations without the influence of realized gains and losses from the sale of investments, which is driven by the timing of the disposition of investments and not by the Company’s operating performance. The Company uses technical ratio and technical result as measures of underwriting performance. The technical ratio is defined as the sum of the loss and acquisition ratios. These metrics exclude other operating expenses. The Company also uses combined ratio to measure results for the Non-Life segment. The combined ratio is the sum of the technical and other operating expense ratios. The Company uses total capital, which is defined as total shareholders’

equity, long-term debt and capital efficient notes, to manage the capital structure of the Company.
_____________________________________________

PartnerRe is a leading global reinsurer, providing multi-line reinsurance to insurance companies. The Company through its wholly owned subsidiaries also offers alternative risk products that include weather and credit protection to financial, industrial and service companies. Risks reinsured include property, casualty, motor, agriculture, aviation/space, catastrophe, credit/surety, engineering, energy, marine, specialty property, specialty casualty, other lines, life/annuity and health, and alternative risk products. For the year ended December 31, 2006, total revenues were $4.2 billion. At March 31, 2007, total assets were $15.7 billion, total capital was $4.8 billion and total shareholders’ equity was $3.9 billion.

PartnerRe on the Internet: www.partnerre.com

Forward-looking statements contained in this press release are based on the Company’s assumptions and expectations concerning future events and financial performance and are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Such statements are subject to significant business, economic and competitive risks and uncertainties that could cause actual results to differ materially from those reflected in the forward-looking statements. PartnerRe’s forward-looking statements could be affected by numerous foreseeable and unforeseeable events and developments such as exposure to catastrophe, or other large property and casualty losses, adequacy of reserves, risks associated with implementing business strategies, levels and pricing of new and renewal business achieved, credit, interest, currency and other risks associated with the Company’s investment portfolio, changes in accounting policies, and other factors identified in the Company’s filings with the Securities and Exchange Commission. In light of the significant uncertainties inherent in the forward-looking information contained herein, readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the dates on which they are made. The Company disclaims any obligation to publicly update or revise any forward-looking information or statements.

Contacts:	PartnerRe Ltd.	Sard Verbinnen & Co.
	(441) 292-0888	(212) 687-8080
	Investor Contact: Robin Sidders	Drew Brown/Hallie Bozzi
Media Contact: Celia Powell

PartnerRe Ltd.
Consolidated Statements of Operations and Comprehensive Income
(Expressed in thousands of U.S dollars, except share and per share data)
(Unaudited)

	For the three	For the three
	months ended	months ended
	March 31,	March 31,
	2007	2006

Revenues
Gross premiums written	$1,301,763	$1,372,846

Net premiums written	$1,270,573	$1,344,604
Increase in unearned premiums	(428,531)	(511,783)
Net premiums earned	842,042	832,821
Net investment income	119,017	99,952
Net realized investment gains	768	55,098
Other income	517	7,756
Total revenues	962,344	995,627

Expenses
Losses and loss expenses and life policy benefits	478,734	498,817
Acquisition costs	200,724	199,257
Other operating expenses	78,985	74,430
Interest expense	13,510	12,721
Net foreign exchange losses	4,246	3,348
Total expenses	776,199	788,573

Income before taxes and interest in earnings of equity investments	186,145	207,054
Income tax expense	19,904	16,130
Interest in earnings of equity investments	3,025	2,319
Net income	$169,266	$193,243

Preferred dividends	$8,631	$8,631

Operating earnings available to common shareholders	$157,949	$133,744

Comprehensive income, net of tax	$184,910	$110,918

Per Share Data:
Earnings per common share:
Basic operating earnings	$2.77	$2.36
Net realized investment gains, net of tax	0.05	0.89
Basic net income	$2.82	$3.25

Weighted average number of common shares outstanding	56,960.3	56,733.5

Diluted operating earnings	$2.71	$2.32
Net realized investment gains, net of tax	0.05	0.89
Diluted net income	$2.76	$3.21
Weighted average number of common and
common share equivalents outstanding	58,200.2	57,601.0

PartnerRe Ltd.
Consolidated Balance Sheets
(Expressed in thousands of U.S dollars, except share, per share and parenthetical share data)
(Unaudited)

	March 31,	December 31,
	2007	2006

Assets
Investments:
Fixed maturities, at fair value
(amortized cost: 2007, $8,126,763; 2006, $7,852,798)	$8,117,001	$7,835,680
Short-term investments, at fair value
(amortized cost: 2007, $81,548; 2006, $133,872)	81,469	133,751
Equities, at fair value
(cost: 2007, $1,245,556; 2006, $920,913)	1,340,205	1,015,144
Trading securities, at fair value (cost: 2007, $190,145; 2006, $578,445)	196,564	599,972
Other invested assets	125,162	105,390
Total investments	9,860,401	9,689,937
Cash and cash equivalents, at fair value, which approximates amortized cost	1,099,323	988,788
Accrued investment income	169,387	157,923
Reinsurance balances receivable	1,995,587	1,573,566
Reinsurance recoverable on paid and unpaid losses	175,999	168,840
Funds held by reinsured companies	981,927	1,002,402
Deferred acquisition costs	617,710	542,698
Deposit assets	337,986	306,212
Net tax assets	8,419	17,826
Goodwill	429,519	429,519
Other assets	69,286	70,514
Total assets	$15,745,544	$14,948,225

Liabilities
Unpaid losses and loss expenses	$6,926,221	$6,870,785
Policy benefits for life and annuity contracts	1,500,249	1,430,691
Unearned premiums	1,675,348	1,215,624
Reinsurance balances payable	122,808	115,897
Ceded premiums payable	23,309	17,213
Funds held under reinsurance treaties	21,427	21,257
Deposit liabilities	386,125	350,763
Net payable for securities purchased	126,778	90,331
Accounts payable, accrued expenses and other	178,730	172,212
Long-term debt	620,000	620,000
Debt related to capital efficient notes	257,605	257,605
Total liabilities	11,838,600	11,162,378

Shareholders’ Equity
Common shares (par value $1.00, issued and outstanding:
2007, 56,704,414; 2006, 57,076,312)	56,704	57,076
Series C cumulative preferred shares (par value $1.00, issued and outstanding:
2007 and 2006, 11,600,000; aggregate liquidation preference: 2007 and 2006, $290,000,000)	11,600	11,600
Series D cumulative preferred shares (par value $1.00, issued and outstanding:
2007 and 2006, 9,200,000; aggregate liquidation preference: 2007 and 2006, $230,000,000)	9,200	9,200
Additional paid-in capital	1,392,449	1,413,977
Accumulated other comprehensive income:
Net unrealized gains on investments, net of tax	63,674	56,913
Currency translation adjustment	77,636	68,734
Unfunded pension obligation, net of tax	(7,296)	(7,277)
Retained earnings	2,302,977	2,175,624
Total shareholders' equity	3,906,944	3,785,847

Total liabilities and shareholders' equity	$15,745,544	$14,948,225

Shareholders’ Equity Per Common Share (excluding cumulative	$59.73	$57.22
preferred shares: 2007 and 2006, $520,000,000)
Diluted Book Value Per Common and Common Share Equivalents
Outstanding (assuming exercise of all stock-based awards)	$58.45	$56.07

Number of Common and Common Share Equivalents Outstanding	57,944.3	58,248.8

PartnerRe Ltd.
Supplementary Information
(in millions of U.S. dollars)
(Unaudited)

SEGMENT INFORMATION
For the three months ended March 31, 2007

	U.S. P&C	Global (Non-U.S.) P&C	Worldwide Specialty	Total Non- Life Segment	ART Segment (A)	Life Segment	Corporate	Total

Gross premiums written	$260	$332	$542	$1,134	$11	$157	$-	$1,302

Net premiums written	$260	$332	$520	$1,112	$11	$148	$-	$1,271
Increase in unearned premiums	(65)	(155)	(186)	(406)	(5)	(18)	-	(429)
Net premiums earned	$195	$177	$334	$706	$6	$130	$-	$842
Losses and loss expenses and
life policy benefits	(131)	(118)	(135)	(384)	1	(96)	-	(479)
Acquisition costs	(51)	(46)	(72)	(169)	(1)	(31)	-	(201)
Technical result	$13	$13	$127	$153	$6	$3	$-	$162

Other income	n/a	n/a	n/a	-	1	-	-	1
Other operating expenses	n/a	n/a	n/a	(50)	(4)	(7)	(18)	(79)
Underwriting result	n/a	n/a	n/a	$103	$3	$(4)	n/a	$84

Net investment income	n/a	n/a	n/a	n/a	-	11	108	119
Allocated underwriting result (1)	n/a	n/a	n/a	n/a	n/a	$7	n/a	n/a

Net realized investment gains	n/a	n/a	n/a	n/a	n/a	n/a	1	1
Interest expense	n/a	n/a	n/a	n/a	n/a	n/a	(14)	(14)
Net foreign exchange losses	n/a	n/a	n/a	n/a	n/a	n/a	(4)	(4)
Income tax expense	n/a	n/a	n/a	n/a	n/a	n/a	(20)	(20)
Interest in earnings of equity investments	n/a	n/a	n/a	n/a	3	n/a	n/a	3
Net income	n/a	n/a	n/a	n/a	n/a	n/a	n/a	$169

Loss ratio (2)	67.2%	66.8%	40.3%	54.4%
Acquisition ratio (3)	25.9	25.9	21.8	23.9
Technical ratio (4)	93.1%	92.7%	62.1%	78.3%
Other operating expense ratio (5)				7.1
Combined ratio (6)				85.4%

For the three months ended March 31, 2006

	U.S. P&C	Global (Non-U.S.) P&C	Worldwide Specialty	Total Non-Life Segment	ART Segment (A)	Life Segment	Corporate	Total

Gross premiums written	$296	$365	$549	$1,210	$19	$144	$-	$1,373

Net premiums written	$296	$364	$527	$1,187	$19	$139	$-	$1,345
Increase in unearned premiums	(96)	(181)	(204)	(481)	(12)	(19)	-	(512)
Net premiums earned	$200	$183	$323	$706	$7	$120	$-	$833
Losses and loss expenses and
life policy benefits	(144)	(137)	(127)	(408)	(4)	(87)	-	(499)
Acquisition costs	(51)	(50)	(63)	(164)	(1)	(34)	-	(199)
Technical result	$5	$(4)	$133	$134	$2	$(1)	$-	$135

Other income	n/a	n/a	n/a	-	8	-	-	8
Other operating expenses	n/a	n/a	n/a	(48)	(4)	(7)	(16)	(75)
Underwriting result	n/a	n/a	n/a	$86	$6	$(8)	n/a	$68

Net investment income	n/a	n/a	n/a	n/a	-	11	89	100
Allocated underwriting result (1)	n/a	n/a	n/a	n/a	n/a	$3	n/a	n/a

Net realized investment gains	n/a	n/a	n/a	n/a	n/a	n/a	55	55
Interest expense	n/a	n/a	n/a	n/a	n/a	n/a	(13)	(13)
Net foreign exchange losses	n/a	n/a	n/a	n/a	n/a	n/a	(3)	(3)
Income tax expense	n/a	n/a	n/a	n/a	n/a	n/a	(16)	(16)
Interest in earnings of equity investments	n/a	n/a	n/a	n/a	2	n/a	n/a	2
Net income	n/a	n/a	n/a	n/a	n/a	n/a	n/a	$193

Loss ratio (2)	71.8%	75.0%	39.2%	57.7%
Acquisition ratio (3)	25.8	27.2	19.6	23.4
Technical ratio (4)	97.6%	102.2%	58.8%	81.1%
Other operating expense ratio (5)				6.7
Combined ratio (6)				87.8%

(A) The Company reports the results of Channel Re on a one-quarter lag. The 2007 and 2006 periods include the Company's share of Channel Re's net income in the amount of $3.0 million and $2.2 million, respectively.

(1) Allocated underwriting result is defined as net premiums earned and allocated net investment income less life policy benefits, acquisition costs and other operating expenses.
(2) Loss ratio is obtained by dividing losses and loss expenses by net premiums earned.
(3) Acquisition ratio is obtained by dividing acquisition costs by net premiums earned.
(4) Technical ratio is defined as the sum of the loss ratio and the acquisition ratio.
(5) Other operating expense ratio is obtained by dividing other operating expenses by net premiums earned.
(6) Combined ratio is defined as the sum of the technical ratio and the other operating expense ratio.

PartnerRe Ltd.
Supplementary Information
(Unaudited)

	For the three	For the three
	months ended	months ended
	March 31,	March 31,
	2007	2006

Distribution of Net Premiums Written by
Line of Business:
Non-Life
Property and Casualty
Property	22%	22%
Casualty	17	19
Motor	7	8
Worldwide Specialty
Agriculture	2	3
Aviation/Space	2	3
Catastrophe	17	16
Credit/Surety	5	4
Engineering	3	3
Energy	1	1
Marine	3	3
Specialty property	4	3
Specialty casualty	4	4
ART	1	1
Life	12	10
	100%	100%

Distribution of Gross Premiums Written by
Geography:
Europe	50%	49%
North America	38	39
Asia, Australia and New Zealand	6	7
Latin America, Caribbean and Africa	6	5
	100%	100%

	As at
	March 31,
	2007

Financial Strength Ratings:
Standard & Poor's	AA-
Moody's	Aa3
A.M. Best	A+
Fitch	AA

	As at		As at
	March 31,		December 31,
	2007		2006
	(in thousands of U.S. dollars)		(in thousands of U.S. dollars)
Capital Structure:
Long-term debt	$620,000	13%	$620,000	13%
Capital efficient notes(1)	250,000	5	250,000	6
6.75% Series C cumulative preferred shares, aggregate liquidation	290,000	6	290,000	6
6.5% Series D cumulative preferred shares, aggregate liquidation	230,000	5	230,000	5
Common shareholders' equity	3,386,944	71	3,265,847	70
Total Capital	$4,776,944	100%	$4,655,847	100%

(1) PartnerRe Finance II, the issuer of the capital efficient notes, does not meet the consolidation requirements of FIN 46(R).
Accordingly, the Company shows the related intercompany debt of $257.6 million on its Consolidated Balance Sheets.

PartnerRe Ltd.
Supplementary Information
(Unaudited)

	As at		As at
	March 31,		December 31,
	2007		2006

Investment Portfolio:
Credit Quality AAA	70%		69%
AA	5		4
A	11		13
BBB	10		10
Below Investment Grade/Unrated	4		4
	100%		100%

By Class U.S. Government	14%		12%
U.S. Mortgage/Asset Backed	17		16
U.S. Corporates	19		20
Foreign Fixed Income	29		29
Equities and Equity Substitutes	13		14
Cash (net of pending transactions)	8		9
	100%		100%

Expected average duration	4.1	Yrs	4.1	Yrs

Average yield to maturity at market	4.9%		4.9%
(fixed income securities and cash)

Average Credit Quality	AA		AA

	For the three	For the three
	months ended	months ended
	March 31,	March 31,
	2007	2006
	(in thousands of U.S. dollars except per share data)

Reconciliation of GAAP and non-GAAP measures:

Annualized return on beginning common shareholders' equity (1)
calculated with net income available to common shareholders	19.7%	28.7%
Less:
Annualized net realized investment gains return, net of tax, on beginning
common shareholders' equity (1)	0.4	7.9

Annualized operating return on beginning common shareholders' equity(1)	19.3%	20.8%

Net income	$169,266	$193,243
Less:
Net realized investment gains, net of tax	2,686	50,868
Dividends to preferred shareholders	8,631	8,631
Operating earnings available to common shareholders	$157,949	$133,744

Per diluted share:
Net income	$2.76	$3.21
Less:
Net realized investment gains, net of tax	0.05	0.89
Operating earnings	$2.71	$2.32

(1) Excluding cumulative preferred shares: 2007 and 2006, $520,000

PartnerRe Ltd.
Supplementary Information
(in thousands of U.S. dollars except share and per share data)
(Unaudited)

	As at	As at
	March 31,	December 31,
	2007	2006

Reconciliation of GAAP and non-GAAP measures:

Shareholders' equity	$3,906,944	$3,785,847
Less:
6.75% Series C cumulative preferred shares, aggregate liquidation	290,000	290,000
6.5% Series D cumulative preferred shares, aggregate liquidation	230,000	230,000

Common shareholders' equity	$3,386,944	$3,265,847

Less:
Net unrealized losses on fixed income securities, net of tax	(12,632)	(18,694)

Book value excluding net unrealized losses on fixed income securities	$3,399,576	$3,284,541

Divided by:
Number of common and common share equivalents outstanding	57,944.3	58,248.8

Equals:
Diluted book value per common and common share equivalents
outstanding excluding net unrealized losses on fixed income securities	$58.67	$56.39